RBC FUNDS TRUST

AMENDMENT TO THE DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (the “Amendment”) is made and entered into as of December 15, 2021 among Quasar Distributors, LLC (the “Distributor”), RBC Funds Trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and RBC Global Asset Management (U.S.) Inc. (the “Adviser”).

WHEREAS, the Distributor, the Trust and the Adviser previously entered into that certain Distribution Agreement, dated as of September 30, 2021 (as amended, restated, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Distributor, the Trust and the Adviser wish to amend the Agreement to reflect the addition of RBC Global Equity Leaders Fund.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Exhibit A of the Agreement shall be replaced in its entirety with the updated Exhibit A attached hereto.

2.

The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

QUASAR DISTRIBUTORS, LLC

By:
Name:
Title:

RBC FUNDS TRUST

By:	/s/ Kathy Hegna
Name: Kathy Hegna
Title: Chief Financial Officer and Treasurer

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By:	/s/ Carol Kuha
Name: Carol Kuha
Title: Chief Operating Officer

Exhibit A

Access Capital Community Investment Fund

RBC BlueBay Core Plus Bond Fund

RBC BlueBay Emerging Market Debt Fund

RBC BlueBay High Yield Bond Fund

RBC BlueBay Strategic Income Fund

RBC Emerging Markets Equity Fund

RBC Emerging Markets Value Equity Fund

RBC Enterprise Fund

RBC Global Equity Leaders Fund

RBC Global Opportunities Fund

RBC Impact Bond Fund

RBC International Opportunities Fund

RBC Microcap Value Fund

RBC Short Duration Fixed Income Fund

RBC Ultra-Short Fixed Income Fund

RBC Small Cap Core Fund

RBC Small Cap Growth Fund

RBC Small Cap Value Fund

RBC SMID Cap Growth Fund

U.S. Government Money Market Fund

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